PRELIMINARY COPY SUBJECT TO COMPLETION
DATED FEBRUARY 20, 2013

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant   ☐

Filed by a Party other than the Registrant   ☒

Check the appropriate box:

☒           Preliminary Proxy Statement

☐           Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☐           Definitive Proxy Statement

☐          Definitive Additional Materials

☐           Soliciting Material Under Rule 14a-12

FERRO CORPORATION
(Name of Registrant as Specified in Its Charter)

FRONTFOUR CAPITAL GROUP LLC
FRONTFOUR MASTER FUND, LTD.
EVENT DRIVEN PORTFOLIO, A SERIES OF UNDERLYING FUNDS TRUST
FRONTFOUR CAPITAL CORP.
FRONTFOUR OPPORTUNITY FUND LTD.
STEPHEN LOUKAS
DAVID A. LORBER
ZACHARY GEORGE
QUINPARIO PARTNERS LLC
JEFFRY N. QUINN
NADIM Z. QURESHI

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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PRELIMINARY COPY SUBJECT TO COMPLETION
DATED FEBRUARY 20, 2013

THE SHAREHOLDER COMMITTEE FOR THE FUTURE OF FERRO

March [    ], 2013

Dear Fellow Shareholder:

The members of The Shareholder Committee for the Future of Ferro (collectively referred to herein as the “Committee” or “we”) are the beneficial owners of an aggregate of 3,353,400 shares of Common Stock, par value $1.00 per share, of Ferro Corporation, an Ohio corporation (the “Company”).  For the reasons set forth in the attached Proxy Statement, we do not believe the Board of Directors of the Company is acting in the best interests of its shareholders.  We are therefore seeking your support at the annual meeting of shareholders (the “Annual Meeting”) scheduled to be held at [                            ] on [              ] at [  ]:[   ] [ ].m., local time, to:

1.	Vote on the election of the Committee’s three director nominees to the Company’s Board of Directors in opposition to three of the Company’s incumbent directors;

2.	Vote on the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013;

3.	Vote in a non-binding advisory capacity to approve the Company’s executive compensation; and

4.	Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

We urge you to carefully consider the information contained in the attached Proxy Statement and then support our efforts by signing, dating and returning the enclosed GREEN proxy card today.  The attached Proxy Statement and the enclosed GREEN proxy card are first being furnished to the shareholders on or about [              ], 2013.

If you have already voted a proxy card furnished by the Company’s management, you have every right to change your votes by signing, dating and returning a later dated proxy card or by voting in person at the Annual Meeting.

If you have any questions or require any assistance with your vote, please contact Okapi Partners LLC, which is assisting us, at their address and toll-free numbers listed below.

Thank you for your support,

The Shareholder Committee for the Future of Ferro

David A. Lorber Managing Member FrontFour Capital Group LLC	Jeffry N. Quinn Chairman and Chief Executive Officer Quinpario Partners LLC

If you have any questions, require assistance in voting your GREEN proxy card, or need additional copies of the Committee’s proxy materials, please contact Okapi Partners at the phone numbers or email listed below.

OKAPI PARTNERS LLC
437 Madison Avenue, 28th Floor
New York, N.Y. 10022
(212) 297-0720
Call Toll-Free at: (877) 566-1922
E-mail: info@okapipartners.com

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

The attached Proxy Statement and GREEN proxy card are available at www.[             ]

PRELIMINARY COPY SUBJECT TO COMPLETION
DATED FEBRUARY 20, 2013

ANNUAL MEETING OF SHAREHOLDERS
OF
FERRO CORPORATION
_________________________

PROXY STATEMENT
OF
THE SHAREHOLDER COMMITTEE FOR THE FUTURE OF FERRO

_________________________

PLEASE SIGN, DATE AND MAIL THE ENCLOSED GREEN PROXY CARD TODAY

The members of The Shareholder Committee for the Future of Ferro (collectively referred to herein as the “Committee” or “we”), who are named as participants in this Proxy Statement, are shareholders of Ferro Corporation, an Ohio corporation (the “Company”).  We are writing to seek your support for the election of our three director nominees to the board of directors of the Company (the “Board”) at the annual meeting of shareholders scheduled to be held at [                            ] on [           ], 2013 at [  ]:[   ] [ ].m., local time (including any adjournments or postponements thereof and any meeting which may be called in lieu thereof, the “Annual Meeting”).  This Proxy Statement and the enclosed GREEN proxy card are first being furnished to shareholders on or about [           ], 2013.

This Proxy Statement and the enclosed GREEN proxy card are being furnished to shareholders of the Company by the Committee in connection with the solicitation of proxies from the Company’s shareholders to:

1.
Vote on the election of the Committee’s three director nominees, David A. Lorber, Jeffry N. Quinn and Nadim Z. Qureshi (each a “Nominee” and, collectively, the “Nominees”), to the Board in opposition to three of the Company’s incumbent directors;

2.	Vote on the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013;

3.	Vote in a non-binding advisory capacity to approve the Company’s executive compensation; and

4.	Transact such other business as may properly come before the Annual Meeting.

The members of the Committee are FrontFour Capital Group LLC (“FrontFour Capital”), FrontFour Master Fund, Ltd. (the “Master Fund”), Event Driven Portfolio, a series of Underlying Funds Trust (the “Event Driven Portfolio”), FrontFour Capital Corp. (“FrontFour Corp.”), FrontFour Opportunity Fund Ltd. (the “Canadian Fund”), Stephen Loukas, David A. Lorber, Zachary George, Quinpario Partners LLC (“Quinpario”), Jeffry N. Quinn and Nadim Z. Qureshi.  The members of the Committee are deemed participants in this proxy solicitation.

The Company has set the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting as [              ], 2013 (the “Record Date”).  The mailing address of the principal executive offices of the Company is 6060 Parkland Boulevard, Mayfield Heights, Ohio 44124.  Shareholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting.  According to the Company, as of the Record Date, there were [        ] shares of Common Stock, par value $1.00 per share (the “Shares”), outstanding and entitled to vote at the Annual Meeting.  As of the Record Date, the members of the Committee owned an aggregate of 3,353,400 Shares, which represents approximately [  ]% of the Shares outstanding.  The Committee intends to vote such Shares FOR the election of the Nominees, FOR the ratification of the appointment of Deloitte & Touche LLP and in a manner consistent with the recommendation of Institutional Shareholder Services Inc. (“ISS”), a leading proxy advisory firm, with respect to the non-binding advisory vote on executive compensation, as described herein.  If the election of directors is by cumulative voting (see the section entitled “Cumulative Voting” below), the Committee intends to vote such Shares cumulatively FOR the election of the Nominees, at its sole discretion, in order to elect as many of the Nominees as possible.

THIS SOLICITATION IS BEING MADE BY THE COMMITTEE AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OR MANAGEMENT OF THE COMPANY.  THE COMMITTEE IS NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING OTHER THAN AS DESCRIBED HEREIN.  SHOULD OTHER MATTERS, WHICH THE COMMITTEE IS NOT AWARE OF A REASONABLE TIME BEFORE THIS SOLICITATION, BE BROUGHT BEFORE THE ANNUAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED GREEN PROXY CARD WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

THE COMMITTEE URGES YOU TO SIGN, DATE AND RETURN THE GREEN PROXY CARD IN FAVOR OF THE ELECTION OF THE NOMINEES.

IF YOU HAVE ALREADY SENT A PROXY CARD FURNISHED BY MANAGEMENT TO THE COMPANY, YOU MAY REVOKE THAT PROXY AND VOTE FOR THE ELECTION OF THE NOMINEES BY SIGNING, DATING AND RETURNING THE ENCLOSED GREEN PROXY CARD.  THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS.  ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE ANNUAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE ANNUAL MEETING TO THE COMMITTEE, C/O OKAPI PARTNERS, WHICH IS ASSISTING IN THIS SOLICITATION, OR TO THE SECRETARY OF THE COMPANY, OR BY VOTING IN PERSON AT THE ANNUAL MEETING.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

This Proxy Statement and our GREEN proxy card are available at www.[             ]

IMPORTANT

Your vote is important, no matter how many Shares you own.  We urge you to sign, date, and return the enclosed GREEN proxy card today to vote FOR the election of our Nominees.

•	If your Shares are registered in your own name, please sign and date the enclosed GREEN proxy card and return it to the Committee in the enclosed envelope today.

•
If your Shares are held in a brokerage account or bank, you are considered the beneficial owner of the Shares, and these proxy materials, together with a GREEN voting form, are being forwarded to you by your broker or bank.  As a beneficial owner, you must instruct your broker, trustee or other representative how to vote. Your broker cannot vote your Shares on your behalf without your instructions.

•
Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet.  Please refer to the enclosed voting form for instructions on how to vote electronically.  You may also vote by signing, dating and returning the enclosed voting form.

Since only your latest dated proxy card will count, we urge you not to return any proxy card you receive from the Company.  Even if you return the management proxy card marked “withhold” as a protest against the incumbent directors, it will revoke any proxy card you may have previously sent to us.  Remember, you can vote for our three independent Nominees only on our GREEN proxy card.  So please make certain that the latest dated proxy card you return is the GREEN proxy card.

If you have any questions, require assistance in voting your GREEN proxy card, or need additional copies of the Committee’s proxy materials, please contact Okapi Partners at the phone numbers or email listed below.

OKAPI PARTNERS LLC
437 Madison Avenue, 28th Floor
New York, N.Y. 10022
(212) 297-0720
Call Toll-Free at: (877) 566-1922
E-mail: info@okapipartners.com

BACKGROUND TO SOLICITATION

The following is a chronology of events leading up to this proxy solicitation:

❖
On or about November 26, 2012, Jeffry N. Quinn had a telephone conversation with Richard Brown, a director of the Company.  The purpose of the call was to discuss the Company and its search for a Chief Executive Officer.

❖
On January 23, 2013, the Master Fund delivered a letter to the Company nominating David A. Lorber, Jeffry N. Quinn and Nadim Z. Qureshi for election to the Board at the Annual Meeting (the “Nomination”).

❖
On January 24, 2013, the Committee issued an open letter to shareholders announcing the Nomination and discussing its concerns with the Company’s historic and current underperformance.  Specifically, the Committee stated its belief that there should be a strategic review of all businesses beyond recent announcements and that management’s articulated strategy and its lackluster execution on that strategy have consistently failed to deliver results.  In addition, the Committee raised concerns regarding the Company’s illogically structured portfolio of assets, the Company’s trailing operating margins relative to its specialty chemical peers, the Company’s history of investing in underperforming businesses and the Board’s approval of budgets with excessive selling, general and administrative (“SG&A”) levels.  As opposed to actions taken by best in class specialty chemical firms, the Committee expressed its view that there has been a consistent lack of response to the Company’s deteriorating performance.  The Committee stated that 2013 is a pivotal year for the Company and with the right leadership and oversight, the Company can transform and emerge as a formidable specialty chemical company.

❖
On February 7, 2013, the Committee issued an open letter to shareholders commenting on the sale of the Company’s solar pastes assets and other cost savings initiatives announced by the Company in a press release dated February 6, 2013.  The Committee expressed its view that while the sale of the solar pastes assets was the right decision, this action was taken only after significant wasting of Company resources and destruction of shareholder value.  In addition, the Committee stated that the Company needs to formulate and execute a clear and comprehensive plan to effectively cut costs in light of the Company’s chronically inflated cost structure.  The Committee also stated that while the Company has several sound businesses with good prospects, its core businesses have failed to deliver meaningful growth.  The Committee concluded that there is a significant value creation proposition for all shareholders of the Company but change is needed to unlock this value.

❖
On February 12, 2013, David A. Lorber initiated a telephone conversation with Peter Thomas, Interim President and Chief Executive Officer of the Company, and John Bingle, Treasurer and Director of Investor Relations, following up on the Committee’s prior shareholder communications.

*      *      *      *

REASONS FOR THE SOLICITATION

We are soliciting your support to elect our Nominees at the Annual Meeting because we believe the Board has not acted in your best interests.  As discussed in more detail below, we believe the Board has failed to provide a clear strategic direction for the Company, which has led to an illogical portfolio of businesses and a history of authorizing investments in underperforming businesses.  The Board has continuously accepted the Company’s inflated cost structure, which has negatively impacted the Company’s ability to achieve consistent profitability. Additionally, under the Board’s leadership, the core businesses continue to fail to deliver meaningful growth.  We believe the Board’s failure to effectively address these issues has resulted in poor financial, operating and Share price performance.  We also question whether the interests of the Board are truly aligned with those of the shareholders given the Board’s insignificant ownership in the Company.

We do not believe our concerns will be rectified unless the Board is reconstituted with newly appointed independent directors.  Our Nominees are committed to exercising their independent judgment in all matters before the Board and, if elected, they will attempt to work constructively with the other members of the Board to address these concerns and to ensure that the interests of all shareholders are protected.  There is no assurance that the Company’s remaining directors will continue to serve as directors with our Nominees if our Nominees are elected.

We believe the Company’s Share price performance reflects the failure of the Board to adequately address the serious issues facing the Company.

We believe the Company’s poor financial and operating performance and inflated cost structure have contributed to the Company’s poor Share price performance.

The following performance graph, reprinted from the Company’s Form 10-K for the year ended December 31, 2011, compares the Company’s cumulative total shareholder return for the five years ended December 31, 2011 to that of the Standard & Poor’s 500 Index and the Standard & Poor’s MidCap Specialty Chemicals Index.  In all cases, the information is presented on a dividend-reinvested basis and assumes investment of $100.00 on December 31, 2006.

As illustrated in this graph, during the prior five fiscal years ended December 31, 2011, an investment in the Shares would have lost approximately 75% of its value while significantly underperforming the peer indexes selected by the Company.  From the market close on the last day of the measurement period illustrated in this graph through the end of fiscal year 2012, the Share price decreased from $4.89 to $4.18, representing another approximately 15% decline.

Moreover, the table below further illustrates the destruction of shareholder value for the 1-year, 2-year, 3-year and 5-year periods prior to the Committee’s nomination of the Nominees on January 24, 2013.1

	1-Year	2-Year	3-Year	5-Year
S&P 500 Index	16.01%	17.04%	47.07%	22.24%
Chemical Exchange Index	14.67%	20.79%	52.50%	21.36%
Ferro Defined Peer Group2	31.69%	51.26%	93.10%	96.82%
Ferro	-23.31%	-68.07%	-38.28%	-69.50%
_________________
1. Total returns for all periods include dividends.
2. The peer group is based on the peer group that appears in the Company’s previously filed proxy statement and consists of A. Schulman, Inc., PolyOne Corporation, Albemarle Corporation, RPM International Inc., Rockwood Holdings, Inc., Cabot Corporation, Sensient Technologies Corporation, Cytec Industries Inc., Sigma-Aldrich Corporation, FMC Corporation, Stepan Company, H.B. Fuller Company, Valhi, Inc. and Valspar Corporation (but excludes Nalco Company, The Lubrizol Corporation and Arch Chemicals, Inc. as such entities are no longer standalone public companies) (collectively, the “Ferro Peer Group”).

By these measures, the Company has clearly underperformed in terms of Total Shareholder Returns.

We believe the Company must take immediate steps to formulate and execute a plan to cut costs and address its haphazardly structured portfolio of assets.

We believe the Company’s unwieldy cost structure is a significant impediment to the Board’s ability to maximize value for shareholders.  The Company’s cost structure has been persistently inflated and, as a result, margins and cash flows have suffered.  We believe the Board’s and management’s efforts have been inadequate at optimizing the Company’s cost structure and improving margins.  Compared to the Ferro Peer Group, the Company’s operating margins are on average 5% lower.  Compounding the problem has been an illogical business and segment organizational structure that in our view fails to take advantage of end market, customer, technology, and functional overlap, further increasing operational and cost inefficiencies.  Additionally, an ill-advised foray into the solar and pharmaceuticals businesses has consumed and distracted valuable resources, which could have been focused on growing the core businesses and leveraging the Company’s core competencies.

While we are pleased with the Company’s long-overdue sale of the solar pastes assets and the cost savings that will be associated with this transaction, we believe that this is too little and too late.  In addition, we are not convinced that the cost savings initiatives announced by the Company on February 6, 2013 will be effectively executed or ultimately drive shareholder value.  In the press release, the Company announced that in addition to the savings from the divestiture of the solar pastes assets, its costs savings initiatives are expected to generate annual savings of $25 million to $30 million in 2013, more than $50 million in 2014 and even more in 2015.  However, the Company has not disclosed a detailed plan on how it intends to actually achieve these results and has stated that certain of these cost savings are subject to consultations with employee representatives and other local requirements.

The Company must cease to invest in underperforming businesses and build a sustainable base for the future by refocusing on the core businesses.

 We do not believe the Board has been prudent at utilizing shareholder investment dollars over the last 5 years.  While the Company has spent hundreds of millions on capital expenditures, this capital investment has not translated into growth.  Since 2008, the Company provided guidance to investors that it would achieve growth of 6-7% CAGR (Compounded Annual Growth Rate); however, its 5-year sales growth excluding solar has been flat, and with solar has declined.  This misallocation of capital and resources is evident within the Company’s core businesses.  Performance coatings, which we estimate consumed one-third of the Company’s total capital expenditure from the beginning of 2008 through September 30, 2012, contracted by (1%) CAGR. The color and glass segment contracted by (4%) CAGR during the same timeframe. Inefficient investment without adequate growth has led to the Company’s returns persistently lagging within the Ferro Peer Group.

The Company’s financial and operating performance has been extremely disappointing. For the last eight quarters in a row, the Company has failed to achieve its own guidance.

Based on the Company’s public filings,

•
The Company’s financial performance has been at best stagnant during the past 5 fiscal years, with net sales of approximately $1.805 billion for the twelve months ended September 30, 2012, down (19.6%) compared to net sales of approximately $2.245 billion for the year ended December 31, 2008;

•
In 2009, the Board approved an equity offering of $230 million, significantly diluting shareholders, with the intent to reduce debt levels and engage in strategic restructuring and growth initiatives. The results of those strategic growth initiatives in our view have not materialized;

•
During the past 5 fiscal years, with revenues flat to declining, the Company’s SG&A expenses have remained in the same magnitude, from approximately $297 million for 2008 to approximately $294 million for the twelve months ended September 30, 2012, or a stunning $1.45 billion in aggregate SG&A during this period;

•	During the same period, the Company suffered an aggregate net loss of approximately $(395 million), despite aggregate net sales of almost $10.0 billion;

•	Working capital as a percentage of sales has meaningfully increased over the last 5 years, while the Board approved a strategic plan that weakened financial results.

We believe the Company’s consistently poor financial and operating performance demonstrates the Board’s failure to create value for its shareholders and lack of urgency to do anything about it.  We believe the Board should be held accountable for this performance.

The Nominees have the experience and qualifications necessary to generate value for shareholders.

We believe the Nominees have the qualifications and experience necessary to assist the Board with addressing the challenges identified above and in taking the necessary steps to enhance shareholder value.

Jeffry N. Quinn is the founder, Chairman and Chief Executive Officer of Quinpario Partners LLC, a privately owned investment and operating company focused on the specialty chemicals and performance materials sector.  Mr. Quinn and his partners formed Quinpario after leaving Solutia Inc. in conjunction with its sale to Eastman Chemical Company.  Mr. Quinn and his partners provided all of the equity investment in Quinpario, including all funds invested in the Company.  Quinpario believes in sound analytics, strong execution, accountability and creation of shareholder value.

Mr. Quinn has over 25 years of experience with industrial companies in the areas of mining, refining and chemicals, including as President, Chief Executive Officer and Chairman of the Board of Solutia Inc., a global specialty chemical and performance materials company headquartered in St. Louis, MO.  Mr. Quinn led the turnaround of Solutia during the same period of time the Ferro Board oversaw significant destruction of shareholder value at the Company.  From May 2004 to July 2012, Mr. Quinn served as the President and Chief Executive Officer of Solutia and served as the Chairman of the Board from February 2006 to July 2012.  Mr. Quinn became President and Chief Executive Officer of Solutia shortly after it had filed for bankruptcy.  At that time, Solutia was besieged with legacy liabilities, a portfolio of disparate businesses, an unclear strategy and a loss of focus on technology and operational excellence. Over eight years, with the support of the board of directors, a globally-oriented management team and dedicated employees, the portfolio of businesses was revamped, the culture was transformed, operational excellence and safety record were improved, and Solutia became a company that had some of the highest margin profiles in the chemical industry.  Solutia was sold to Eastman Chemical in July 2012 for $4.7 billion.  From the low point of its share price in March 2009, Solutia was able to achieve an over 1,800% increase in its share price. Mr. Quinn is qualified to serve as a member of the Board as a result of his senior level executive leadership experience in diverse industries and broad experience in a wide range of functional areas, including strategic planning, mergers and acquisitions, human resources, legal and governmental affairs.  Mr. Quinn is currently a member of the board of directors of Tronox Limited, one of the world’s largest fully integrated producers and marketers of titanium ore and titanium dioxide pigment, MEMC Electronic Materials Inc., a global leader in semiconductor and solar technology, and W.R. Grace & Co., a leading global supplier of catalysts, engineered and packaging materials and specialty construction chemicals and building materials.

David A. Lorber is a Co-Founder of FrontFour Capital Group LLC, an investment adviser, and has served as a Portfolio Manager since January 2007.  Mr. Lorber is currently a director of GenCorp Inc., a technology-based manufacturer of aerospace and defense products and systems with a real estate segment, and Huntingdon Capital Corp., a real estate company.  Mr. Lorber’s significant financial and investment industry background as well as his board experience and corporate governance awareness from his current and past service as a director would allow him to provide valuable advice and guidance to the Board.

Nadim Z. Qureshi has been a Partner of Quinpario Partners LLC, an investment and operating company focused on the specialty chemicals and performance materials sector, since September 2012.  Mr. Qureshi served as Senior Vice President, Corporate Development - Emerging Markets, and President - Photovoltaics of Solutia Inc., a global leader in specialty chemicals that was sold to Eastman Chemical Company for $4.7 billion, from August 2011 to August 2012.  He served as Vice President of Corporate Strategy and Development of Solutia from March 2009 to July 2011.  He served as General Manager – Nylon Resins and Industrial Fibers of Solutia from June 2005 to August 2008 and then served as Vice President and General Manager from August 2008 to March 2009.  From 2000 to June 2005, Mr. Qureshi worked for Charles River Associates and Arthur D. Little as a consultant.  Mr. Qureshi focused his time on portfolio and growth strategies as well as performance improvement initiatives for companies in the chemical sector. Mr. Qureshi’s chemical and polymer science education, extensive background in strategy and corporate development and experience managing global multi-cultural teams make him well qualified to serve as a member of the Board.

The members of the Board do not have a significant ownership interest in the Company and, we believe, lack a meaningful economic interest in holding management accountable.

We are concerned that the lack of significant actual ownership of the Shares by the members of the Board may contribute to the Board’s lack of commitment to maximizing shareholder value.  Some members have served on this Board for over a decade.

The following table, which is based on disclosure in the Company’s proxy statement in connection with its 2012 Annual Meeting of Shareholders, sets forth the ownership of Shares held outright by the current directors of the Company that were up for election at such annual meeting as of December 5, 2011.  The Shares owned outright refers to Shares owned directly by the directors as opposed to Shares issuable to the directors at a future date upon the exercise of stock options and deferred stock units subject to deferral to the Company’s Director Deferred Compensation Plan or forfeiture at a future date.

Director	Shares Held Outright
Sandra Austin	45,309
Richard C. Brown	12,200
Richard J. Hipple	22,800
Jennie S. Hwang	24,925
Gregory E. Hyland	12,200
Peter T. Kong	0
William B. Lawrence	35,170
Timothy K. Pistell	10,200
Ronald P. Vargo	17,200
Total	180,004

Ownership Percentage	0.2%

As illustrated in the table above, the directors’ ownership of Shares held outright constitute just 180,004 Shares, less than one-quarter of one percent of the outstanding Shares. More significantly, FrontFour Capital, Quinpario and their affiliates collectively own more than 18-times the number of Shares owned outright by the entire Board.

The foregoing will be updated to reflect Share ownership of the directors as will be disclosed in the Company’s proxy statement to be filed in connection with the Annual Meeting.

If elected at the Annual Meeting, our Nominees would seek to work with the other Board members to address the concerns discussed above.

 If elected, our Nominees will not have the power by themselves to cause the Board to act in any particular way.  In addition, if elected, our Nominees will represent a minority of the members of the Board and therefore it is not guaranteed that they will have the ability to enhance shareholder value.  However, subject to their fiduciary duties to the Company and shareholders under applicable law, our Nominees will attempt to influence their fellow directors to act in a manner that we believe is in the best interests of all shareholders.  The initiatives that our Nominees would seek to implement are as follows:

•	Introduce a culture that is accountability and performance-driven;

•	Evaluate all existing talent and ensure a world class management team is in place to lead the Company;

•	Implement a robust plan to streamline the Company’s overall cost structure with emphasis on execution and timeliness;

•	Outline and execute on strategic options for the Pharmaceuticals business;

•	Provide management with the strategic, operational and financial oversight necessary to refocus efforts on core businesses; and

•	Implement a robust communications plan for all stakeholders, including shareholders, employees, customers and suppliers.

PROPOSAL ONE

ELECTION OF DIRECTORS

The Company has a classified Board, which is currently divided into three classes with each class having a minimum of three directors.  The directors in each class are elected for terms of three years so that the term of office of one class of directors expires at each annual meeting of shareholders.  We believe that the terms of three directors expire at the Annual Meeting.  We are seeking your support at the Annual Meeting to elect our Nominees in opposition to the Company’s three director nominees for terms ending in 2016.  Your vote to elect our Nominees will have the legal effect of replacing the three incumbent directors with the Nominees.  If elected, the Nominees will represent a minority of the members of the Board, and therefore it is not guaranteed that they can implement the actions that they believe are necessary to enhance shareholder value.

If the election of directors is by cumulative voting (see the section entitled “Cumulative Voting” below), unless otherwise instructed, Shares represented by properly executed GREEN proxy cards will be voted cumulatively at the Annual Meeting in favor of our Nominees, at our sole discretion, in order to elect as many of our Nominees as possible.

THE NOMINEES

The following information sets forth the name, age, present principal occupation, and employment and material occupations, positions, offices, or employments for the past five years of each of the Nominees.  The specific experience, qualifications, attributes and skills that led us to conclude that the Nominees should serve as directors of the Company is set forth above in the section entitled “Reasons For Our Solicitation.”  This information has been furnished to us by the Nominees.  The Nominees are citizens of the United States of America.

Jeffry N. Quinn (age 54) is Chairman and Chief Executive Officer of The Quinn Group LLC, a diversified holding company with investments in the industrial, active lifestyle, real estate and entertainment sectors, and Quinpario Partners LLC, an investment and operating company focused on the specialty chemicals and performance materials sector.  Prior to forming The Quinn Group and Quinpario Partners in July 2012, Mr. Quinn served as President, Chief Executive Officer and Chairman of the Board of Solutia Inc., a global leader in specialty chemicals.  Solutia was sold to Eastman Chemical Company for $4.7 billion in July 2012 at which time Mr. Quinn left the company.  Mr. Quinn joined Solutia in January 2003 as Senior Vice President, General Counsel and Secretary.  He became Chief Restructuring Officer in June 2003.  He became President and Chief Executive Officer and a director in May 2004 and was elected Chairman of the Board in February 2006.  Under Mr. Quinn’s guidance and direction, Solutia was restructured through the bankruptcy process and transformed into a premier specialty chemical and performance material company.  From 2000 to 2002, Mr. Quinn was Executive Vice President of Premcor, Inc., one of the nation’s largest independent oil refiners that was subsequently acquired by Valero Energy Corporation.  Mr. Quinn’s responsibilities included legal, human resources, governmental and public affairs and strategic planning functions and he was instrumental in taking the company public in April 2002.  From 1986 to 2000, Mr. Quinn worked for Arch Coal Inc., the nation’s second largest coal producer.  There he was a member of the management team that grew the company through acquisitions from a small privately held entity to a publicly traded company.  Mr. Quinn served as Senior Vice President, General Counsel and Secretary of Arch Coal and was responsible for legal, governmental and public affairs as well as human resources.  Mr. Quinn has served as a director of Tronox Limited since February 2011. Tronox is one of the world’s largest fully integrated producers and marketers of titanium ore and titanium dioxide pigment.  He has served as a director of MEMC Electronic Materials Inc. since October 2012.  MEMC is a global leader in semiconductor and solar technology.  Mr. Quinn has also served as a director of W.R. Grace & Co. since November 2012.  W.R. Grace is a leading global supplier of catalysts, engineered and packaging materials, and specialty construction chemicals and building materials.  He also served as a director of Tecumseh Products Company, a global manufacturer of hermetically sealed compressors, from August 2007 until August 2009.

David A. Lorber (age 34) is a Co-Founder of FrontFour Capital Group LLC, an investment adviser, and has served as a Portfolio Manager since January 2007.  He is also a Co-Founder of FrontFour Capital Corp., an investment adviser, and has been a Principal since January 2011.  Previously, Mr. Lorber was a Senior Investment Analyst at Pirate Capital LLC, a hedge fund, from 2003 to 2006.  He was an Analyst at Vantis Capital Management LLC, a money management firm and hedge fund, from 2001 to 2003 and an Associate at Cushman & Wakefield, Inc., a global real estate firm, from 2000 to 2001.  Mr. Lorber has served as a director of GenCorp Inc., a technology-based manufacturer of aerospace and defense products and systems with a real estate segment, since April 2006.  He has also served as a director of Huntingdon Capital Corp., a real estate company, since January 2010 and was a Trustee for IAT Air Cargo Facilities Income Fund, a real estate company, from January 2009 to December 2009.  He served as a director of Fisher Communications Inc., an integrated media company, from April 2009 to March 2012.

Nadim Z. Qureshi (age 38) has been a Partner of Quinpario Partners LLC, an investment and operating company focused on the specialty chemicals and performance materials sector, since September 2012.  Mr. Qureshi served as Senior Vice President, Corporate Development - Emerging Markets, and President - Photovoltaics of Solutia Inc., a global leader in specialty chemicals that was sold to Eastman Chemical Company for $4.7 billion, from August 2011 to August 2012.  He served as Vice President of Corporate Strategy and Development of Solutia from March 2009 to July 2011.  He served as General Manager – Nylon Resins and Industrial Fibers of Solutia from June 2005 to August 2008 and then served as Vice President and General Manager from August 2008 to March 2009.  Mr. Qureshi played a key role in the restructuring of Solutia through the bankruptcy process and helped transform the company into a premier specialty chemical company.  He was a Management Consultant with Charles River Associates and Arthur D. Little, global consulting firms that merged, from 2000 to 2005.

Each Nominee, if elected as a director of the Company, would be an “independent director” within the meaning of (i) the New York Stock Exchange (“NYSE”) listing standards applicable to board composition, including NYSE 303A.01 and NYSE 303A.02 and (ii) Section 301 of the Sarbanes-Oxley Act of 2002.

Nadim Z. Qureshi directly owns 30,000 Shares.  Neither David A. Lorber nor Jeffry N. Quinn directly owns any securities of the Company.  Each of the Nominees, as members of a group with the other members of the Committee for the purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), may be deemed to beneficially own the securities of the Company beneficially owned in the aggregate by all the members of the Committee.  Each member of the Committee disclaims beneficial ownership of any such securities it/he does not directly own.

On January 23, 2013, the members of the Committee entered into a Solicitation Agreement pursuant to which, among other things, they agreed to solicit proxies or written consents for the election of the Nominees to the Board at the Annual Meeting (the “Solicitation”).  They also agreed that all expenses incurred in connection with the Solicitation must be pre-approved in writing by David A. Lorber and Jeffry N. Quinn and that each of FrontFour Capital, FrontFour Corp. and Quinpario will pay directly all such pre-approved expenses on a pro rata basis based on the number of Shares directly or indirectly owned by each of them and their affiliates as of the date thereof.

Other than as stated herein, there are no arrangements or understandings between the Nominees and any other member of the Committee or any other person or persons pursuant to which the nomination described herein is to be made, other than the consent by each of the Nominees to be named in this Proxy Statement and to serve as a director of the Company if elected as such at the Annual Meeting.  Each of the Nominees has represented to the Company that (i) he does not and will not have any undisclosed voting commitments or other arrangements with respect to his actions as a director and (ii) he will comply with the Code of Regulations of the Company (the “Code”) and all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies, principles and guidelines of the Company if elected at the Annual Meeting.  None of the Nominees are a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries in any material pending legal proceedings.

We do not expect that the Nominees will be unable to stand for election, but, in the event any Nominee is unable to serve or for good cause will not serve, the Shares represented by the enclosed GREEN proxy card will be voted for substitute nominee(s), to the extent this is not prohibited under the Code and applicable law.  In addition, we reserve the right to nominate substitute person(s) if the Company makes or announces any changes to the Code or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any Nominee, to the extent this is not prohibited under the Code and applicable law.  In any such case, Shares represented by the enclosed GREEN proxy card will be voted for such substitute nominee(s).  We reserve the right to nominate additional person(s), to the extent this is not prohibited under the Code and applicable law, if the Company increases the size of the Board above its existing size or increases the number of directors whose terms expire at the Annual Meeting.  Additional nominations made pursuant to the preceding sentence are without prejudice to the position of the Committee that any attempt to increase the size of the current Board or to reconstitute or reconfigure the classes on which the current directors serve constitutes an unlawful manipulation of the Company’s corporate machinery.

YOU ARE URGED TO VOTE FOR THE ELECTION OF THE NOMINEES ON THE ENCLOSED GREEN PROXY CARD.

PROPOSAL TWO

RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2013

As discussed in further detail in the Company’s proxy statement, Deloitte & Touche LLP served as independent registered public accounting firm to the Company in 2012 and is expected to be retained to serve in such capacity in 2013.  The Board has directed that management submit the selection of the independent registered public accounting firm for ratification by the shareholders at the Annual Meeting.

WE MAKE NO RECOMMENDATION WITH RESPECT TO THIS PROPOSAL AND INTEND TO VOTE OUR SHARES “FOR” THIS PROPOSAL.

PROPOSAL THREE

ADVISORY VOTE ON EXECUTIVE COMPENSATION

As discussed in further detail in the Company’s proxy statement, the Company is conducting an annual, non-binding advisory vote on the compensation of the named executive officers of the Company as disclosed in the Company’s proxy statement.  This proposal, commonly known as a “say on pay” vote, will be presented at the Annual Meeting as a resolution in the following form:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2013 Annual Meeting of Shareholders, including the Compensation Discussion & Analysis, the Summary Compensation Table and the other related tables and disclosure.”

As an advisory vote, this proposal is not binding upon the Company.

WE MAKE NO RECOMMENDATION WITH RESPECT TO THIS PROPOSAL AND INTEND TO VOTE OUR SHARES CONSISTENT WITH THE RECOMMENDATION OF ISS WITH RESPECT TO THIS PROPOSAL.

VOTING AND PROXY PROCEDURES

Only shareholders of record on the Record Date will be entitled to notice of and to vote at the Annual Meeting.  Shareholders who sell Shares before the Record Date (or acquire them without voting rights after the Record Date) may not vote such Shares.  Shareholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell such Shares after the Record Date.  Based on publicly available information, we believe that the only outstanding classes of securities of the Company entitled to vote at the Annual Meeting are the Shares.

Shares represented by properly executed GREEN proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, will be voted FOR the election of the Nominees to the Board, FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013, ABSTAIN on the advisory vote on executive compensation (which will have no effect on the outcome of the vote on this proposal), and in the discretion of the persons named as proxies on all other matters as may properly come before the Annual Meeting.

You are being asked to elect the Nominees.  This Proxy Statement is soliciting proxies to elect only our Nominees.  Accordingly, the enclosed GREEN proxy card may only be voted for the Nominees and does not confer voting power with respect to the Company’s nominees.  You can only vote for the Company’s nominees by signing and returning a proxy card provided by the Company.  The participants in this solicitation intend to vote all of their Shares in favor of the Nominees.

QUORUM

Under the Code, holders of Shares entitling them to exercise a majority of the voting power of the Company shall constitute a quorum to hold the Annual Meeting.

DISCRETIONARY VOTING

If you hold Shares through an account with a bank or broker, your Shares may be voted even if you do not provide voting instructions to your bank or broker.  Banks and brokers have the authority, under the rules of the NYSE, to vote Shares for which their customers do not provide voting instructions on certain routine matters.  The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm is considered a routine matter for which banks and brokers may vote without specific instructions from their customers.  You must provide voting instructions to your bank or broker for your Shares to be voted on all other matters presented at the Annual Meeting.

CUMULATIVE VOTING

Under the Ohio General Corporation Law, if a shareholder desires cumulative voting for the election of directors, then the shareholder must provide written notice to the President, a Vice President or the Secretary of the Company at least 48 hours before the Annual Meeting.  Upon announcement of such notice at the Annual Meeting, each shareholder will have cumulative voting rights.  Cumulative voting means that each shareholder is entitled to that number of votes equal to the number of shares that he or she owns multiplied by the number of directors to be elected.  Each shareholder may cast all of his or her votes for a single nominee or may distribute his or her votes among as many nominees as he or she sees fit.  In the event any shareholder of the Company provides written notice to the Company that he or she desires cumulative voting in the election of directors, the Committee intends to vote its Shares cumulatively FOR the Nominees, at its sole discretion, in order to elect as many of the Nominees as possible.

VOTES REQUIRED FOR APPROVAL; ABSTENTIONS; BROKER NON-VOTES

Election of Directors ─ According to the Company’s proxy statement, the three nominees who receive the greatest number of votes cast by the Shares present, in person or by proxy, and entitled to vote will be elected directors.  Abstentions and broker non-votes will not be considered as Shares voted for or against the election of any nominee.

Ratification of the Appointment of Accounting Firm ─ According to the Company’s proxy statement, the affirmative vote of a majority of the Shares present in person or by proxy and entitled to vote is required for approval of the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.  The Company has indicated that abstentions will have the same effect as votes against this proposal and that broker non-votes will not be considered Shares present and entitled to vote on this proposal and will not have a positive or negative effect on the outcome of this proposal.

Advisory Vote on Executive Compensation ─ According to the Company’s proxy statement, although the vote is non-binding, the Company will consider the affirmative vote of a majority of the votes cast on the proposal as approval of the compensation of the Company’s named executive officers.  The Company has indicated that abstentions and broker non-votes will not be considered votes cast on this proposal and will not have a positive or negative effect on the outcome of this proposal.

REVOCATION OF PROXIES

Shareholders of the Company may revoke their proxies at any time prior to exercise by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy) or by delivering a written notice of revocation.  The delivery of a subsequently dated proxy which is properly completed will constitute a revocation of any earlier proxy.  The revocation may be delivered either to the Committee in care of Okapi Partners at the address set forth on the back cover of this Proxy Statement or to the Company at 6060 Parkland Boulevard, Mayfield Heights, Ohio 44124, or any other address provided by the Company.  Although a revocation is effective if delivered to the Company, the Committee requests that either the original or photostatic copies of all revocations be mailed to the Committee in care of Okapi Partners at the address set forth on the back cover of this Proxy Statement so that the Committee will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date of a majority of the outstanding Shares.  Additionally, Okapi Partners may use this information to contact shareholders who have revoked their proxies in order to solicit later dated proxies for the election of the Nominees.

IF YOU WISH TO VOTE FOR THE ELECTION OF THE NOMINEES TO THE BOARD, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED GREEN PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Statement is being made by the Committee.  Proxies may be solicited by mail, facsimile, telephone, telegraph, Internet, in person and by advertisements.

The Committee has entered into an agreement with Okapi Partners for solicitation and advisory services in connection with this solicitation, for which Okapi Partners will receive a fee not to exceed $[       ], together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws.  Okapi Partners will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders.  The Committee has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the Shares they hold of record.  The Committee will reimburse these record holders for their reasonable out-of-pocket expenses in so doing.  It is anticipated that Okapi Partners will employ approximately [    ] persons to solicit the Company’s shareholders for the Annual Meeting.

Each of FrontFour Capital, FrontFour Corp. and Quinpario have agreed to pay a specified proportional share of all expenses incurred in connection with the solicitation of proxies pursuant to the terms of a Solicitation Agreement (as described above).  Costs of this solicitation of proxies are currently estimated to be approximately $[     ].  The Committee estimates that through the date hereof, its expenses in connection with this solicitation are approximately $[        ].  The Committee intends to seek reimbursement from the Company of all expenses it incurs in connection with the solicitation of proxies for the election of the Nominees to the Board at the Annual Meeting.  The Committee does not intend to submit the question of such reimbursement to a vote of security holders of the Company.

OTHER PARTICIPANT INFORMATION

Each member of the Committee is a participant in this solicitation.

FrontFour Capital is the investment manager of the Master Fund and of accounts it separately manages (the “Separately Managed Accounts”), and the sub-adviser of the Event Driven Portfolio.  The principal business of the Master Fund and the Event Driven Portfolio is investing in securities.  FrontFour Corp. is the investment manager of the Canadian Fund.  The principal business of the Canadian Fund is investing in securities.  Each of Messrs. George, Lorber and Loukas are managing members and principal owners of FrontFour Capital and principal owners of FrontFour Corp.  Mr. Quinn is the Chairman and Chief Executive Officer of Quinpario, a private investment and operations company focused on the specialty chemicals and performance materials sector.  The principal occupation of Mr. Qureshi is serving as a Partner of Quinpario.

The address of the principal office of each of FrontFour Capital, the Event Driven Portfolio and Messrs. George, Lorber and Loukas is 68 Southfield Avenue, Two Stamford Landing, Suite 290, Stamford, CT 06902.  The address of the principal office of the Master Fund is c/o Ogier Fiduciary Services (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9007, Cayman Islands.  The address of the principal office of each of FrontFour Corp. and the Canadian Fund is 2600-1075 West Georgia Street, Vancouver, British Columbia V6E 3C9.  The address of the principal office of each of Quinpario and Messrs. Quinn and Qureshi is 12935 N. Forty Drive, Suite 201, St. Louis, MO 63141.

As of the date hereof, the Master Fund directly owned 1,046,463 Shares, constituting approximately [   ]% of the Shares outstanding.

As of the date hereof, the Separately Managed Accounts directly owned 618,093 Shares, constituting approximately [   ]% of the Shares outstanding.

As of the date hereof, the Event Driven Portfolio directly owned 780,845 Shares, constituting approximately [   ]% of the Shares outstanding.

FrontFour Capital, as the investment manager of the Master Fund and of the Separately Managed Accounts, and the sub-adviser of the Event Driven Portfolio, may be deemed to beneficially own the 1,046,463 Shares directly owned by the Master Fund, the 618,093 Shares directly owned by the Separately Managed Accounts and the 780,845 Shares directly owned by the Event Driven Portfolio.  FrontFour Capital disclaims beneficial ownership of such Shares.

As of the date hereof, the Canadian Fund directly owned 177,999 Shares, constituting approximately [   ]% of the Shares outstanding.

FrontFour Corp., as the investment manager of the Canadian Fund, may be deemed to beneficially own the 177,999 Shares directly owned by the Canadian Fund.  FrontFour Corp. disclaims beneficial ownership of such Shares.

Each of Messrs. George, Lorber and Loukas, as managing members and principal owners of FrontFour Capital and principal owners of FrontFour Corp., may be deemed to beneficially own the 1,046,463 Shares directly owned by the Master Fund, the 618,093 Shares directly owned by the Separately Managed Accounts, the 780,845 Shares directly owned by the Event Driven Portfolio and the 177,999 Shares directly owned by the Canadian Fund.  Each of Messrs. George, Lorber and Loukas disclaims beneficial ownership of such Shares.

As of the date hereof, Quinpario directly owned 700,000 Shares, constituting approximately [   ]% of the Shares outstanding.

Mr. Quinn, as the Chairman and Chief Executive Officer of Quinpario, may be deemed to beneficially own the 700,000 Shares directly owned by Quinpario.  Mr. Quinn disclaims beneficial ownership of such Shares.

As of the date hereof, Mr. Qureshi directly owned 30,000 Shares, constituting approximately [   ]% of the Shares outstanding.

The members of the Committee who own securities of the Company effect purchases of securities primarily through margin accounts maintained for them with prime brokers, which may extend margin credit to them as and when required to open or carry positions in the margin accounts, subject to applicable federal margin regulations, stock exchange rules and the prime brokers’ credit policies.  In such instances, the positions held in the margin accounts are pledged as collateral security for the repayment of debit balances in the accounts.

As of the date hereof, the members of the Committee collectively owned an aggregate of 3,353,400 Shares, constituting approximately [   ]% of the Shares outstanding.  Each member of the Committee, as a member of a “group” with the other Committee members, for purposes of Rule 13d-5(b)(1) of the Exchange Act, may be deemed to beneficially own the Shares owned by the other Committee members.  Each Committee member specifically disclaims beneficial ownership of the Shares disclosed herein that he or it does not directly own.  For information regarding purchases and sales of securities of the Company during the past two years by the members of the Committee, see Schedule I.

Except as set forth in this Proxy Statement (including the Schedules hereto), (i) during the past 10 years, no participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no participant in this solicitation directly or indirectly beneficially owns any securities of the Company; (iii) no participant in this solicitation owns any securities of the Company which are owned of record but not beneficially; (iv) no participant in this solicitation has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any participant in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no participant in this solicitation is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any participant in this solicitation owns beneficially, directly or indirectly, any securities of the Company; (viii) no participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no participant in this solicitation or any of his or its associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no participant in this solicitation or any of his or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and (xi) no participant in this solicitation has a substantial interest, direct or indirect, by securities holdings or otherwise in any matter to be acted on at the Annual Meeting.

There are no material proceedings to which any participant in this solicitation or any of his or its associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.  With respect to each of the Nominees, none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act occurred during the past ten years except as disclosed in the biographical extracts of the Nominees set forth above.

OTHER MATTERS AND ADDITIONAL INFORMATION

Other Matters

Other than as discussed above, we are unaware of any other matters to be considered at the Annual Meeting.  However, should other matters, which we are not aware of a reasonable time before this solicitation, be brought before the Annual Meeting, the persons named as proxies on the enclosed GREEN proxy card will vote on such matters in their discretion.

Shareholder Proposals

Any shareholder who intends to present a proposal at the 2014 annual meeting of shareholders (the “2014 Annual Meeting”) and who wishes to have the proposal included in the Company’s proxy statement and form of proxy for that meeting must deliver the proposal to the Company at its headquarters at 6060 Parkland Boulevard, Mayfield Heights, Ohio 44124, not later than [             ] [   ], 2013, and must comply with Rule 14a-8 under the Exchange Act and the advance notice provisions in the Code.  These provisions require a shareholder to provide certain information required by the Code with respect to each proposal, including (a) a description of the business to be brought before the meeting and the text of the proposal, (b) the shareholder’s reasons for conducting the business at the meeting, (c) biographical and share ownership information of the shareholder (and certain affiliates), and (d) descriptions of any material interests of the shareholder (and certain affiliates) in the proposed business and any arrangements between the shareholder (and certain affiliates) and another person or entity with respect to the proposed business.

Any shareholder who intends to present a proposal at the 2014 Annual Meeting other than for inclusion in the Company’s proxy statement and form of proxy must comply with the advance notice provisions in the Code described above.  In addition, these provisions require that such shareholder deliver the proposal to the Company at its headquarters at 6060 Parkland Boulevard, Mayfield Heights, Ohio 44124, not earlier than [             ] [   ], 2013, and later than [             ] [   ], 2014, or such proposal will be untimely.

The information set forth above regarding the procedures for submitting shareholder proposals for consideration at the 2014 Annual Meeting is based on information contained in the Company’s proxy statement.  The incorporation of this information in this Proxy Statement should not be construed as an admission by the Committee that such procedures are legal, valid or binding.

Incorporation by Reference

We have omitted from this Proxy Statement certain disclosure required by applicable law that is expected to be included in the Company’s proxy statement relating to the Annual Meeting based on reliance on Rule 14a-5(c).  This disclosure includes, among other things, current biographical information on the Company’s directors, information concerning executive compensation, and other important information.  See Schedule II for information regarding persons who beneficially own more than 5% of the Shares and the ownership of the Shares by the directors and management of the Company.

The information concerning the Company contained in this Proxy Statement and the Schedules attached hereto has been taken from, or is based upon, publicly available information.

The Shareholder Committee for the Future of Ferro

[           ], 2013

SCHEDULE I

TRANSACTIONS IN SECURITIES OF FERRO CORPORATION DURING THE PAST TWO YEARS

Class of Security	Securities Purchased/(Sold)	Price Per Security ($)	Date of Purchase or Sale

FrontFour Master Fund, Ltd.
Common Stock	7,500	14.9772	01/03/11
January 2011 Call Option ($15 Strike Price)	(40)	0.2000	01/06/11
Common Stock	3,150	13.5298	01/07/11
Common Stock	(4,000)*	15.0000	01/21/11
February 2011 Call Option ($15 Strike Price)	(45)	0.7000	01/24/11
Common Stock	7,500	15.7795	02/15/11
March 2011 Put Option ($15 Strike Price)	(100)	0.4000	02/15/11
Common Stock	7,500	15.9072	02/16/11
Common Stock	6,375	15.9436	02/17/11
Common Stock	(4,500)*	15.0000	02/18/11
Common Stock	3,750	15.5743	02/22/11
Common Stock	5,625	15.2124	02/23/11
Common Stock	5,400	15.5165	02/25/11
March 2011 Put Option ($15 Strike Price)	(50)	0.4000	02/25/11
Common Stock	11,250	15.7004	02/28/11
Common Stock	14,000	15.3176	03/01/11
Common Stock	3,750	15.1218	03/02/11
Common Stock	1,500	14.2500	03/11/11
Common Stock	3,750	15.0000	03/17/11
Common Stock	(7,500)	17.3005	04/05/11
Common Stock	(3,750)	17.5004	04/06/11

* Shares sold to cover Call Option exercise.

Class of Security	Securities Purchased/(Sold)	Price Per Security ($)	Date of Purchase or Sale
Common Stock	3,750	16.9387	04/07/11
Common Stock	13,382	15.3707	04/15/11
Common Stock	3,750	14.7475	04/28/11
Common Stock	(3,750)	11.7834	05/17/11
Common Stock	(55,350)	12.7092	05/26/11
Common Stock	(13,200)	13.5433	05/31/11
Common Stock	(9,375)	12.9360	06/02/11
Common Stock	(507)	12.6451	06/03/11
Common Stock	21,000	4.4049	12/16/11
Common Stock	17,500	4.4382	12/19/11
Common Stock	70,000	4.3689	12/19/11
Common Stock	17,500	4.5184	12/19/11
Common Stock	14,000	4.8384	12/20/11
Common Stock	112,000	4.5462	12/20/11
Common Stock	14,000	4.7184	12/20/11
Common Stock	17,500	4.9525	12/22/11
Common Stock	(7,000)	5.0500	01/05/12
Common Stock	(17,500)	5.0778	01/09/12
Common Stock	(105,000)	5.3937	01/10/12
Common Stock	(52,500)	5.3848	01/11/12
Common Stock	(24,500)	6.0361	01/12/12
Common Stock	(17,500)	6.0240	01/12/12
Common Stock	(21,000)	6.0749	01/13/12
Common Stock	(14,000)	6.1212	01/17/12
Common Stock	(10,500)	6.4145	01/18/12
Common Stock	(14,000)	6.4749	01/19/12
Common Stock	(10,500)*	7.1936	02/03/12

* Represents short sale.

Class of Security	Securities Purchased/(Sold)	Price Per Security ($)	Date of Purchase or Sale
Common Stock	10,500!	6.5759	02/14/12
Common Stock	7,860	2.8649	11/29/12
Common Stock	5,055	2.8700	11/30/12
Common Stock	41,009	2.8746	12/03/12
Common Stock	41,009	2.8858	12/03/12
Common Stock	48,000	2.9013	12/04/12
Common Stock	47,999	2.9195	12/04/12
Common Stock	40,032	2.9088	12/04/12
Common Stock	205,040	2.9158	12/05/12
Common Stock	41,010	2.9105	12/06/12
Common Stock	24,606	2.8953	12/07/12
Common Stock	10,252	2.8900	12/10/12
Common Stock	40,240	3.1065	12/17/12
Common Stock	8,000	3.1039	12/17/12
Common Stock	12,756	3.1193	12/17/12
Common Stock	36,216	3.2131	12/18/12
Common Stock	20,750	3.2384	12/18/12
Common Stock	20,120	3.5237	12/19/12
Common Stock	12,072	3.4295	12/19/12
Common Stock	4,024	3.4935	12/19/12
Common Stock	(20,120)	3.7516	12/20/12
Common Stock	8,048	3.6963	12/21/12
Common Stock	6,881	3.7150	12/21/12
Common Stock	4,000	4.0343	12/26/12
Common Stock	400	4.0300	12/26/12
Common Stock	800	3.9094	12/27/12
Common Stock	4,024	4.0696	12/31/12
Common Stock	2,007	3.8000	01/07/13
Common Stock	2,007	3.7800	01/07/13

! Represents purchase to cover short position.

Class of Security	Securities Purchased/(Sold)	Price Per Security ($)	Date of Purchase or Sale
Common Stock	2,007	4.2296	01/07/13
Common Stock	1,003	3.7440	01/07/13
Common Stock	20,195	4.3763	01/11/13
Common Stock	40,650	4.3869	01/14/13
Common Stock	10,163	4.8597	01/22/13
Common Stock	32,371	4.7318	01/22/13
Common Stock	20,325	4.8274	01/22/13
Common Stock	40,650	4.8828	01/23/13
Common Stock	11,623	4.8889	01/23/13
Common Stock	6,097	4.8989	01/28/13
Common Stock	2,032	4.9192	01/28/13
Common Stock	4,065	4.9194	01/28/13
Common Stock	4,065	4.9200	01/28/13
Common Stock	200	4.9000	01/29/13
Common Stock	3,200	5.0100	01/30/13
Common Stock	50,000	5.0995	01/30/13
Common Stock	41,240	5.2500	02/05/13
Common Stock	41,240	5.2731	02/05/13
Common Stock	41,240	5.2700	02/05/13

Event Driven Portfolio, a Series of Underlying Funds Trust
Common Stock	2,500	14.9772	01/03/11
January 2011 Call Option ($15 Strike Price)	(10)	0.2000	01/06/11
Common Stock	1,050	13.5298	01/07/11
Common Stock	(1,000)*	15.0000	01/21/11
February 2011 Call Option ($15 Strike Price)	(15)	0.7000	01/24/11
Common Stock	2,500	15.7795	02/15/11

* Shares sold to cover Call Option exercise.

Class of Security	Securities Purchased/(Sold)	Price Per Security ($)	Date of Purchase or Sale
Common Stock	2,500	15.9072	02/16/11
Common Stock	2,125	15.9436	02/17/11
Common Stock	(1,500)*	15.0000	02/18/11
Common Stock	1,250	15.5743	02/22/11
Common Stock	1,875	15.2124	02/23/11
Common Stock	1,800	15.5165	02/25/11
Common Stock	3,750	15.7004	02/28/11
Common Stock	6,000	15.3176	03/01/11
Common Stock	1,250	15.1218	03/02/11
Common Stock	500	14.2500	03/11/11
Common Stock	1,250	15.0000	03/17/11
Common Stock	(2,500)	17.3005	04/05/11
Common Stock	(1,250)	17.5004	04/06/11
Common Stock	1,250	16.9387	04/07/11
Common Stock	4,460	15.3707	04/15/11
Common Stock	1,250	14.7475	04/28/11
Common Stock	(1,250)	11.7834	05/17/11
Common Stock	(18,450)	12.7092	05/26/11
Common Stock	(4,400)	13.5433	05/31/11
Common Stock	(3,125)	12.9360	06/02/11
Common Stock	(1,835)	12.6451	06/03/11
Common Stock	6,750	4.4049	12/16/11
Common Stock	5,625	4.4382	12/19/11
Common Stock	22,500	4.3689	12/19/11
Common Stock	5,625	4.5184	12/19/11
Common Stock	4,500	4.8384	12/20/11
Common Stock	36,000	4.5462	12/20/11
Common Stock	4,500	4.7184	12/20/11
Common Stock	5,625	4.9525	12/22/11
Common Stock	(2,250)	5.0500	01/05/12

Class of Security	Securities Purchased/(Sold)	Price Per Security ($)	Date of Purchase or Sale
Common Stock	(5,625)	5.0778	01/09/12
Common Stock	(33,750)	5.3937	01/10/12
Common Stock	(16,875)	5.3848	01/11/12
Common Stock	(7,875)	6.0361	01/12/12
Common Stock	(5,625)	6.0240	01/12/12
Common Stock	(6,750)	6.0749	01/13/12
Common Stock	(4,500)	6.1212	01/17/12
Common Stock	(3,375)	6.4145	01/18/12
Common Stock	(4,500)	6.4749	01/19/12
Common Stock	(3,375)*	7.1936	02/03/12
Common Stock	3,375!	6.5759	02/14/12
Common Stock	4,720	2.8649	11/29/12
Common Stock	3,036	2.8700	11/30/12
Common Stock	24,530	2.8746	12/03/12
Common Stock	24,530	2.8858	12/03/12
Common Stock	27,500	2.9013	12/04/12
Common Stock	27,500	2.9195	12/04/12
Common Stock	22,935	2.9088	12/04/12
Common Stock	122,640	2.9158	12/05/12
Common Stock	24,530	2.9105	12/06/12
Common Stock	14,718	2.8953	12/07/12
Common Stock	6,132	2.8900	12/10/12
Common Stock	26,750	3.1065	12/17/12
Common Stock	40,000	3.1039	12/17/12
Common Stock	8,480	3.1193	12/17/12
Common Stock	24,075	3.2131	12/18/12
Common Stock	13,794	3.2384	12/18/12
Common Stock	13,375	3.5237	12/19/12

* Represents short sale.
! Represents purchase to cover short position.

Class of Security	Securities Purchased/(Sold)	Price Per Security ($)	Date of Purchase or Sale
Common Stock	8,025	3.4295	12/19/12
Common Stock	2,675	3.4935	12/19/12
Common Stock	(13,375)	3.7516	12/20/12
Common Stock	5,350	3.6963	12/21/12
Common Stock	4,574	3.7150	12/21/12
Common Stock	10,000	4.0343	12/26/12
Common Stock	255	4.0300	12/26/12
Common Stock	2,675	4.0696	12/31/12
Common Stock	1,354	3.8000	01/07/13
Common Stock	1,354	3.7800	01/07/13
Common Stock	1,354	4.2296	01/07/13
Common Stock	677	3.7440	01/07/13
Common Stock	13,005	4.3763	01/11/13
Common Stock	26,130	4.3869	01/14/13
Common Stock	6,532	4.8597	01/22/13
Common Stock	20,808	4.7318	01/22/13
Common Stock	13,065	4.8274	01/22/13
Common Stock	26,130	4.8828	01/23/13
Common Stock	7,471	4.8889	01/23/13
Common Stock	3,919	4.8989	01/28/13
Common Stock	1,306	4.9192	01/28/13
Common Stock	2,613	4.9194	01/28/13
Common Stock	2,613	4.9200	01/28/13
Common Stock	26,030	5.2500	02/05/13
Common Stock	26,030	5.2731	02/05/13
Common Stock	26,030	5.2700	02/05/13
Common Stock	100,000	5.2702	02/07/13
Common Stock	25,000	5.2181	02/08/13

Class of Security	Securities Purchased/(Sold)	Price Per Security ($)	Date of Purchase or Sale
FrontFour Opportunity Fund Ltd.
Common Stock	2,250	4.4049	12/16/11
Common Stock	1,875	4.4382	12/19/11
Common Stock	7,500	4.3689	12/19/11
Common Stock	1,875	4.5184	12/19/11
Common Stock	1,500	4.8384	12/20/11
Common Stock	12,000	4.5462	12/20/11
Common Stock	1,500	4.7184	12/20/11
Common Stock	1,875	4.9525	12/22/11
Common Stock	(750)	5.0500	01/05/12
Common Stock	(1,875)	5.0778	01/09/12
Common Stock	(11,250)	5.3937	01/10/12
Common Stock	(5,625)	5.3848	01/11/12
Common Stock	(2,625)	6.0361	01/12/12
Common Stock	(1,875)	6.0240	01/12/12
Common Stock	(2,250)	6.0749	01/13/12
Common Stock	(1,500)	6.1212	01/17/12
Common Stock	(1,125)	6.4145	01/18/12
Common Stock	(1,500)	6.4749	01/19/12
Common Stock	(1,125)*	7.1936	02/03/12
Common Stock	1,125!	6.5759	02/14/12
Common Stock	1,240	2.8649	11/29/12
Common Stock	797	2.8700	11/30/12
Common Stock	6,900	2.8746	12/03/12
Common Stock	6,900	2.8858	12/03/12
Common Stock	8,500	2.9013	12/04/12
Common Stock	8,500	2.9195	12/04/12
Common Stock	7,089	2.9088	12/04/12

* Represents short sale.
! Represents purchase to cover short position.

Class of Security	Securities Purchased/(Sold)	Price Per Security ($)	Date of Purchase or Sale
Common Stock	34,500	2.9158	12/05/12
Common Stock	6,900	2.9105	12/06/12
Common Stock	4,140	2.8953	12/07/12
Common Stock	1,725	2.8900	12/10/12
Common Stock	6,820	3.1065	12/17/12
Common Stock	750	3.1039	12/17/12
Common Stock	2,162	3.1193	12/17/12
Common Stock	6,138	3.2131	12/18/12
Common Stock	3,517	3.2384	12/18/12
Common Stock	3,410	3.5237	12/19/12
Common Stock	2,046	3.4295	12/19/12
Common Stock	682	3.4935	12/19/12
Common Stock	(3,410)	3.7516	12/20/12
Common Stock	1,364	3.6963	12/21/12
Common Stock	1,166	3.7150	12/21/12
Common Stock	1,000	4.0343	12/26/12
Common Stock	65	4.0300	12/26/12
Common Stock	682	4.0696	12/31/12
Common Stock	359	3.8000	01/07/13
Common Stock	359	3.7800	01/07/13
Common Stock	359	4.2296	01/07/13
Common Stock	180	3.7440	01/07/13
Common Stock	1,000	3.7700	01/07/13
Common Stock	3,750	4.3763	01/11/13
Common Stock	7,360	4.3869	01/14/13
Common Stock	1,840	4.8597	01/22/13
Common Stock	5,861	4.7318	01/22/13
Common Stock	3,680	4.8274	01/22/13
Common Stock	7,360	4.8828	01/23/13
Common Stock	2,104	4.8889	01/23/13
Common Stock	5,000	4.8488	01/25/13

Class of Security	Securities Purchased/(Sold)	Price Per Security ($)	Date of Purchase or Sale
Common Stock	1,104	4.8989	01/28/13
Common Stock	368	4.9192	01/28/13
Common Stock	736	4.9194	01/28/13
Common Stock	736	4.9200	01/28/13
Common Stock	7,420	5.2500	02/05/13
Common Stock	7,420	5.2731	02/05/13
Common Stock	7,420	5.2700	02/05/13

FrontFour Capital Group LLC (Through a Managed Account)
Common Stock	3,920	2.8649	11/29/12
Common Stock	2,521	2.8700	11/30/12
Common Stock	15,790	2.8746	12/03/12
Common Stock	15,790	2.8858	12/03/12
Common Stock	78,960	2.9158	12/05/12
Common Stock	15,790	2.9105	12/06/12
Common Stock	9,474	2.8953	12/07/12
Common Stock	3,948	2.8900	12/10/12
Common Stock	14,550	3.1065	12/17/12
Common Stock	4,612	3.1193	12/17/12
Common Stock	13,095	3.2131	12/18/12
Common Stock	7,503	3.2384	12/18/12
Common Stock	7,275	3.5237	12/19/12
Common Stock	4,365	3.4295	12/19/12
Common Stock	1,455	3.4935	12/19/12
Common Stock	(7,275)	3.7516	12/20/12
Common Stock	2,910	3.6963	12/21/12
Common Stock	2,488	3.7150	12/21/12
Common Stock	129	4.0300	12/26/12
Common Stock	5,000	4.1492	12/31/12
Common Stock	15,000	4.1406	12/31/12

Class of Security	Securities Purchased/(Sold)	Price Per Security ($)	Date of Purchase or Sale
Common Stock	1,455	4.0696	12/31/12
Common Stock	690	3.8000	01/07/13
Common Stock	690	3.7800	01/07/13
Common Stock	690	4.2296	01/07/13
Common Stock	345	3.7440	01/07/13
Common Stock	7,025	4.3763	01/11/13
Common Stock	13,810	4.3869	01/14/13
Common Stock	3,452	4.8597	01/22/13
Common Stock	10,997	4.7318	01/22/13
Common Stock	6,905	4.8274	01/22/13
Common Stock	13,810	4.8828	01/23/13
Common Stock	3,949	4.8889	01/23/13
Common Stock	2,072	4.8989	01/28/13
Common Stock	691	4.9192	01/28/13
Common Stock	1,381	4.9194	01/28/13
Common Stock	1,381	4.9200	01/28/13
Common Stock	13,780	5.2500	02/05/13
Common Stock	13,780	5.2731	02/05/13
Common Stock	13,780	5.2700	02/05/13

FrontFour Capital Group LLC (Through a Managed Account)
Common Stock	2,260	2.8649	11/29/12
Common Stock	1,454	2.8700	11/30/12
Common Stock	11,770	2.8746	12/03/12
Common Stock	11,770	2.8858	12/03/12
Common Stock	16,000	2.9013	12/04/12
Common Stock	16,000	2.9195	12/04/12
Common Stock	13,344	2.9088	12/04/12
Common Stock	58,860	2.9158	12/05/12
Common Stock	11,770	2.9105	12/06/12

Class of Security	Securities Purchased/(Sold)	Price Per Security ($)	Date of Purchase or Sale
Common Stock	7,062	2.8953	12/07/12
Common Stock	2,943	2.8900	12/10/12
Common Stock	11,640	3.1065	12/17/12
Common Stock	1,250	3.1039	12/17/12
Common Stock	3,690	3.1193	12/17/12
Common Stock	10,476	3.2131	12/18/12
Common Stock	6,001	3.2384	12/18/12
Common Stock	5,820	3.5237	12/19/12
Common Stock	3,492	3.4295	12/19/12
Common Stock	1,164	3.4935	12/19/12
Common Stock	(5,820)	3.7516	12/20/12
Common Stock	2,328	3.6963	12/21/12
Common Stock	1,991	3.7150	12/21/12
Common Stock	1,164	4.0696	12/31/12
Common Stock	590	3.8000	01/07/13
Common Stock	590	3.7800	01/07/13
Common Stock	590	4.2296	01/07/13
Common Stock	295	3.7440	01/07/13
Common Stock	6,025	4.3763	01/11/13
Common Stock	12,050	4.3869	01/14/13
Common Stock	3,013	4.8597	01/22/13
Common Stock	9,596	4.7318	01/22/13
Common Stock	6,025	4.8274	01/22/13
Common Stock	12,050	4.8828	01/23/13
Common Stock	3,446	4.8889	01/23/13
Common Stock	1,808	4.8989	01/28/13
Common Stock	603	4.9192	01/28/13
Common Stock	1,205	4.9194	01/28/13
Common Stock	1,205	4.9200	01/28/13
Common Stock	11,530	5.2500	02/05/13
Common Stock	11,530	5.2731	02/05/13
Common Stock	11,530	5.2700	02/05/13

Class of Security	Securities Purchased/(Sold)	Price Per Security ($)	Date of Purchase or Sale
Quinpario Partners LLC
Common Stock	300,000	3.2479	12/18/12
Common Stock	(300,000)	3.8112	01/07/13
Common Stock	600,000	4.4027	01/11/13
Common Stock	50,000	4.4229	01/14/13
Common Stock	50,000	4.4298	01/15/13

Nadim Z. Qureshi
Common Stock	2,500	2.8588	10/11/12
Common Stock	2,500	3.4800	12/20/12
Common Stock	(5,000)	4.2200	12/28/12
Common Stock	3,000	4.5400	01/04/13
Common Stock	(3,000)	4.0612	01/07/13
Common Stock	2,000	4.1000	01/08/13
Common Stock	(2,000)	4.2000	01/10/13
Common Stock	4,000	4.3800	01/11/13
Common Stock	26,000	4.3800	01/11/13

SCHEDULE II

The following table is reprinted from [               ] filed with the Securities and Exchange Commission on [                    ].

II-1

IMPORTANT

Tell your Board what you think!  Your vote is important.  No matter how many Shares you own, please give us your proxy FOR the election of our Nominees by taking three steps:

•	SIGNING the enclosed GREEN proxy card,

•	DATING the enclosed GREEN proxy card, and

•	MAILING the enclosed GREEN proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

If any of your Shares are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such Shares and only upon receipt of your specific instructions.  Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet.  Please refer to the enclosed voting form for instructions on how to vote electronically.  You may also vote by signing, dating and returning the enclosed GREEN voting form.

If you have any questions or require any additional information concerning this Proxy Statement, please contact Okapi Partners at the address set forth below.

If you have any questions, require assistance in voting your GREEN proxy card, or need additional copies of the Committee’s proxy materials, please contact Okapi Partners at the phone numbers or email listed below.

OKAPI PARTNERS LLC
437 Madison Avenue, 28th Floor
New York, N.Y. 10022
(212) 297-0720
Call Toll-Free at: (877) 566-1922
E-mail: info@okapipartners.com

PRELIMINARY COPY SUBJECT TO COMPLETION
DATED FEBRUARY 20, 2013

GREEN PROXY CARD

FERRO SEMICONDUCTOR CORPORATION

2013 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF
THE SHAREHOLDER COMMITTEE FOR THE FUTURE OF FERRO

THE BOARD OF DIRECTORS OF FERRO CORPORATION
IS NOT SOLICITING THIS PROXY

P     R     O     X     Y

_________________________

The undersigned appoints [David A. Lorber] and [Jeffry N. Quinn], and each of them, attorneys and agents with full power of substitution to vote all shares of Common Stock, par value $1.00 (the “Common Stock”), of Ferro Corporation (the “Company”), which the undersigned would be entitled to vote if personally present at the 2013 Annual Meeting of Shareholders of the Company scheduled to be held at [                            ] on [           ], 2013 at [  ]:[   ] [ ].m., local time (including at any adjournments or postponements thereof and at any meeting called in lieu thereof, the “Annual Meeting”).

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of Common Stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof.  If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of the herein named attorneys and proxies or their substitutes with respect to any other matters as may properly come before the Annual Meeting that are unknown to The Shareholder Committee for the Future of Ferro (the “Committee”) a reasonable time before this solicitation.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2 AND “ABSTAIN” ON PROPOSAL 3 (WHICH WILL HAVE NO EFFECT ON THE OUTCOME OF THE VOTE ON THIS PROPOSAL).

Under the Ohio General Corporation Law, if a shareholder desires cumulative voting for the election of directors, then the shareholder must provide written notice to the President, a Vice President or the Secretary of the Company at least 48 hours before the Annual Meeting.  Upon announcement of such notice at the Annual Meeting, each shareholder will have cumulative voting rights.  Cumulative voting means that each shareholder is entitled to that number of votes equal to the number of shares that he or she owns multiplied by the number of directors to be elected.  Each shareholder may cast all of his or her votes for a single nominee or may distribute his or her votes among as many nominees as he or she sees fit.

Cumulative Voting Instructions, If Applicable
(Mark the Corresponding Box on the Reverse Side)

_______________________________________________________________
(If you noted cumulative voting instructions above, please check the corresponding box on the reverse side)

This Proxy will be valid until the sooner of one year from the date indicated on the reverse side and the completion of the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

The Committee’s Proxy Statement and this GREEN proxy card are available at www.[        ]

IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

GREEN PROXY CARD

THE COMMITTEE RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED IN PROPOSAL 1.  THE COMMITTEE MAKES NO RECOMMENDATION WITH RESPECT TO PROPOSALS 2 AND 3.

[X] Please mark vote as in this example

1.	THE COMMITTEE’S PROPOSAL TO ELECT DIRECTORS:

		FOR ALL NOMINEES	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES	FOR ALL NOMINEES EXCEPT

Nominees:	David A. Lorber Jeffry N. Quinn Nadim Z. Qureshi	[ ]	[ ]	[ ]

NOTE: If you do not wish for your shares to be voted “FOR” a particular nominee, mark the “FOR ALL NOMINEES EXCEPT” box and write the name(s) of the nominee(s) you do not support on the line below.  Your shares will be voted for the remaining nominee(s).

_______________________________________________________________

If cumulative voting is permitted at the Annual Meeting, unless you specify different directions with respect to cumulative voting on the reverse side and mark the corresponding box below, this Proxy authorizes the herein named attorneys and proxies, their substitutes, or any of them to cumulate votes that the undersigned is entitled to cast at the Annual Meeting at the discretion of the proxy holders.  Accordingly, if cumulative voting is applicable, unless otherwise instructed in accordance with the foregoing, the shares represented by this Proxy will be voted cumulatively in favor of the nominees listed above, at the Committee’s sole discretion, in order to elect as many of the nominees listed above as possible.  The shares represented by this Proxy will not be cumulated with respect to any nominee for whom the authority to vote has been withheld.

[  ] To specify different directions with respect to cumulative voting, if applicable, mark the adjacent box and write your instructions on the reverse side.

		FOR	AGAINST	ABSTAIN
2.	THE COMPANY’S PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS ITS INDEPENDENT REGISTERED PUBLIC ACCOUNTANT:	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	THE COMPANY’S PROPOSAL TO APPROVE, IN A NON-BINDING ADVISORY VOTE, THE COMPENSATION FOR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPANY’S PROXY STATEMENT:	☐	☐	☐

DATED:  ________________________, 2013

____________________________________
Signature

____________________________________
Signature (if held jointly)

____________________________________
Title

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN.  EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING.  PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.